                                                                EXHIBIT 8


                              IRELL & MANELLA
            A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                     1800 AVENUE OF THE STARS, SUITE 900
                      LOS ANGELES, CALIFORNIA 90067-4276
                           TELEPHONE (310) 277-1010
                   FACSIMILE (310) 203-7199   TELEX 181258

                                January 17, 1995





OMNIBANCORP
3600 South Yosemite Street
Suite 210
Denver, CO  80237

KeyCorp
127 Public Square
Cleveland, OH  44114

Gentlemen:

              We have acted as counsel to OMNNIBANCORP, corporation organized under the laws of the State of Colorado ("OMNI"), in connection with the proposed merger (the "Merger") of OMNI with and into KeyCorp, a corporation organized under the laws of the State of Ohio. You have requested our opinion regarding the U.S. federal income tax consequences of the Merger.

              In rendering our opinion, we have reviewed the Plan of Merger, dated as of August 31, 1994, between OMNI and KeyCorp (the "Merger Agreement"), the Proxy Statement/Prospectus to stockholders of OMNI, dated January __, 1995 (the "Proxy Statement/Prospectus"), and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

OMNIBANCORP
KeyCorp
January 17, 1995
Page 2




              In rendering this opinion, we have assumed that the Merger will be consummated in accordance with the Merger Agreement and that the Proxy Statement/Prospectus accurately reflects the material facts of the Merger and those surrounding OMNI and KeyCorp. In addition, as to any facts material to this opinion which we did not independently establish or verify, we have relied upon the facts contained in the statements and representations of officers and other representatives of OMNI, KeyCorp and others, which facts may in certain instances derive from the best knowledge of such persons without duty of inquiry. Certain of the representations of OMNI and KeyCorp are attached hereto as Exhibits A and B, respectively.

              In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

              Based upon the foregoing, it is our opinion that, under present law, for U.S. federal income tax purposes (1) the Merger pursuant to which the shares of OMNI held by the stockholders of OMNI will be converted into shares of the common stock of KeyCorp will be treated as a reorganization within the meaning of Section 368(a) of the Code, (2) no gain or loss will be recognized by KeyCorp or OMNI as a result of the Merger and (3) the discussion presented under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus, although general in nature, sets forth the material federal income tax consequences of the Merger to OMNI and the stockholders of OMNI. We express no opinion as to whether such discussion addresses all of the U.S. federal income tax consequences of the Merger that may be applicable to any particular stockholder of OMNI. In addition, we express no opinion as to the U.S. federal, state, local, foreign or other tax consequences, other than as set forth above.

              The opinion is being furnished pursuant to Section 5.1(h) of the Merger Agreement and in connection with the Proxy Statement/Prospectus. You may rely upon and refer to the foregoing opinion in the Proxy
Statement/Prospectus. Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

OMNIBANCORP
KeyCorp
January 17, 1995
Page 3




              We hereby consent to the references to us in the sections captioned "Certain Federal Income Tax Consequences" and "Certain Legal Matters" in the Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Irell & Manella

                                                                  EXHIBIT A


                                  OMNIBANCORP
                           3600 SOUTH YOSEMITE STREET
                                   SUITE 210
                            DENVER, COLORADO  80237


                                January 17, 1995





Irell & Manella
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067

Dear Sirs:

         In connection with the opinion to be delivered by you pursuant to
Section 5.1(h) of the Plan of Merger dated August 31, 1994 (the "Merger Agreement"), between KeyCorp, an Ohio corporation ("KeyCorp") and OMNIBANCORP, a Colorado corporation ("OMNI"), relating to the proposed merger (the "Merger") of OMNI with and into KeyCorp, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officers of OMNI and acting as such, hereby certify that to their best knowledge and belief, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certify, to the best knowledge of OMNI, to the following as of the date hereof. Insofar as such certification pertains to any person (including KeyCorp) other than OMNI and any of its subsidiaries, the voting stock of which OMNI owns at least eighty percent (80%), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the time of the Merger and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

                          A.  Representations of OMNI
                              -----------------------

         1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and, except for the amendments relating to Sections 5.2(i) and 6.1(h) of the





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Irell & Manella
January 17, 1995
Page 2



Merger Agreement contained in that letter agreement between KeyCorp and OMNI dated January 4, 1995, none of the material conditions therein have been waived or modified and OMNI has no plan or intention to waive or modify any such material conditions.

         2. The ratio for the exchange of shares of common stock of OMNI (the "OMNI Common Stock") for common stock of KeyCorp (the "KeyCorp Common Stock") in the Merger was negotiated through arm's length bargaining, and the KeyCorp Common Stock to be exchanged in the Merger will be exchanged solely as consideration for shares of OMNI Common Stock representing 80 percent of the total combined voting power of all classes of stock entitled to vote. OMNI has no other classes of stock outstanding other than the OMNI Common Stock.

         3. OMNI is not a regulated investment company or a real estate investment trust. OMNI does not, nor will it at the effective time of the Merger (the "Effective Time"), have 50 percent or more of the value of its total assets invested in stock or securities of other corporations. For purposes of the preceding sentence, cash, cash items (including receivables) and government securities are excluded from total assets. In addition, stock in subsidiaries in which OMNI directly owns 50 percent or more of the total value of all classes of outstanding stock of such subsidiary shall be ignored and OMNI shall be deemed to own a ratable share of such subsidiaries' assets.

         4. OMNI is not under the jurisdiction of a court in a bankruptcy proceeding or in a receivership, foreclosure or similar proceeding in a Federal or State court or before a Federal or State agency.

         5. Other than in the ordinary course of its business, OMNI has made (and will make) no transfer of any of its assets in contemplation of the Merger or during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with KeyCorp regarding the Merger (or any other form of disposition of the assets or stock of OMNI other than in the ordinary course of business) (the "Pre-Merger Period"), except for the proposed sale to a third party of all of OMNI's interest in Merchants Mortgage & Trust, as set forth in the Letter Agreement incorporated into and integrated with the Merger Agreement. OMNI's interest in Merchants Mortgage & Trust represents less than 1% of OMNI's total assets. For purposes of this

Irell & Manella
January 17, 1995
Page 3



paragraph, a transfer of assets includes any distribution of assets with respect to stock or in redemption of stock other than the distribution of regular dividends or the repurchase of unvested shares of stock held by employees.

         6. The fair market value of the assets of OMNI does, and at the Effective Time will, exceed the aggregate liabilities of OMNI plus the amount of any other liabilities to which such assets are subject that are not included in the aggregate.


         7. Pursuant to the Merger, OMNI will merge with and into KeyCorp and KeyCorp will acquire all of the assets and liabilities of OMNI. To the best knowledge of the management of OMNI, the assets transferred in the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by OMNI immediately prior to the Merger. For purposes of the preceding, the following assets will be treated as property held by OMNI immediately prior to the Merger in determining the percentage of OMNI's net and gross assets held by KeyCorp immediately following the Merger: (i) assets disposed of by OMNI (other than assets transferred from OMNI to KeyCorp in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by OMNI, other than in the ordinary course of business, pursuant to a plan or intent existing during the Pre-Merger Period), (ii) assets used to pay expenses incurred in connection with the Merger and to make redemption or distribution payments (except for regular, normal dividends, if any) prior to the Merger and in contemplation thereof or related thereto, and (iii) assets used to make payments to stockholders of OMNI who exercise their dissenters' rights in connection with the Merger.

         8. All shares of OMNI Common Stock owned directly or indirectly by OMNI will be canceled at the Effective Time, and no consideration will be delivered in exchange therefor. Such cancellation is solely for the purpose of avoiding the expense and inconvenience of causing KeyCorp to issue shares to OMNI.

         9. It is the belief of the directors of OMNI, based in part on advice from its investment advisor Hovde Financial, Inc., that the fair market value of the KeyCorp Common Stock and other consideration received by OMNI stockholders is, in the aggregate, approximately equal to the aggregate fair





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Irell & Manella
January 17, 1995
Page 4



market value of the OMNI Common Stock surrendered in exchange therefor, and the aggregate consideration received by OMNI stockholders in exchange for their OMNI Common Stock is approximately equal to the fair market value of all of the outstanding shares of OMNI.

         10. KeyCorp, OMNI and the stockholders of OMNI will each pay separately its or their own expenses incurred in connection with the Merger.

         11. One hundred percent (100%) of the outstanding shares of OMNI Common Stock immediately prior to the Merger ("Outstanding OMNI Common Stock") will be exchanged solely for KeyCorp Common Stock (except for cash in lieu of fractional shares thereof). For purposes of this representation, shares of OMNI Common Stock exchanged for cash or other property originating with KeyCorp will be treated as Outstanding OMNI Common Stock and shares repurchased from dissenters will not be treated as Outstanding OMNI Common Stock. Except as set forth in this paragraph, no consideration is being paid or received (directly or indirectly) for OMNI Common Stock other than KeyCorp Common Stock.

         12. Any compensation paid to stockholders of OMNI who enter (or who have entered) into an employment, consulting or non- competition contract, if any, with OMNI (or any member of a Controlled Group in which OMNI is also a member) before the Effective Time will be for services actually rendered or to be rendered (or compliance with resptrictions on competition) and such amounts are considered to be fair compensation for such services (or compliance). None of such compensation represents consideration for the exchange of shares of OMNI Common Stock for KeyCorp Common Stock. None of the shares of KeyCorp Common Stock received by OMNI stockholders in the Merger is separate consideration for or otherwise allocable to anything other than OMNI Common Stock, such as for services or any covenant not to compete.

         13. OMNI has no current plan or intention to acquire after the Merger any of the KeyCorp Common Stock to be issued in the Merger.

         14. There is no present plan or intention on the part of the stockholders of OMNI who own one percent (1%) or more of OMNI Common Stock, or, any plan or intention on the part of OMNI's stockholders (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct





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Irell & Manella
January 17, 1995
Page 5



or indirect disposition (a "Sale") of (i) shares of KeyCorp Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of Outstanding OMNI Common Stock (including shares of OMNI Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire OMNI Common Stock issued to present or former employees or directors of OMNI in the ordinary course of business (the "OMNI Options")), or (ii) more than fifty percent (50%) of the shares of KeyCorp Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of KeyCorp Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of OMNI Common Stock with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding OMNI Common Stock that was exchanged for KeyCorp Common Stock in the Merger and then disposed of pursuant to a Plan. Neither KeyCorp nor any of its affiliates own any OMNI Common Stock.

         15. There has not been prior to, and there will not be as of the consummation date of the merger, any intercorporate indebtedness existing between KeyCorp and OMNI that was issued, acquired or will be settled at a discount.

         16. None of the shares of KeyCorp Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the OMNI Options.

         17. No fractional shares of KeyCorp Common Stock will be issued in the Merger. In lieu thereof, cash will be paid to OMNI stockholders otherwise entitled to a fractional share of KeyCorp Common Stock. The payment of cash in lieu of fractional shares of KeyCorp Common Stock is made solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration. The total amount of cash that any holder of OMNI Common Stock will receive in lieu of a fractional share interest will not equal or exceed the fair market value (as determined in accordance with the Merger Agreement) of one full share of KeyCorp Common Stock on the last trading day prior to the Effective Time, and the total cash consideration that will be paid in the transaction to OMNI stockholders in lieu of issuing fractional shares of





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Irell & Manella
January 17, 1995
Page 6



KeyCorp Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the OMNI stockholders in exchange for their shares of OMNI Common Stock. The consideration for fractional shares will be paid by KeyCorp.

         18. OMNI will distribute all KeyCorp Common Stock and other property, if any, it receives in the Merger, and its other properties, in pursuance of the Merger Agreement.

         19. The liabilities of OMNI to be assumed by Key Corp in the Merger and liabilities to which OMNI's assets are subject, if any, were incurred by OMNI in the ordinary course of its business.

         20. OMNI hereby confirms the truth and accuracy in all material respects of each of the representations made by it in the Merger Agreement.

         21. OMNI's Board of Directors has authorized management to make all the representations made by them and set forth herein.

                     B.  Limitations on Opinion:  Reliance
                         ---------------------------------

         1. OMNI has read and understands all the limitations and qualifications to which your opinion is subject and the items upon which you have relied.

         2. OMNI recognizes that your opinion will be based, in part, on the representations herein and that such opinion will not be effective if any of such representations is not accurate and complete in all material respects at all relevant times.

         This letter is being furnished to you solely for your benefit and for use in rendering your opinion and is not to be used, circulated, quoted or otherwise referred to for any





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Irell & Manella
January 17, 1995
Page 7



purpose (other than inclusion in your opinion) without the express written consent of OMNI. All of the foregoing certifications are true to the best knowledge of the management of OMNI.


                               Very truly yours,

                               OMNIBANCORP


                               By:  /s/  Robert W. Graf
                                   --------------------------------
                                   Robert W. Graf
                                   President and
                                   Chief Executive Officer

ATTESTED:


/s/  Larry A. Mizel
- ----------------------------
Larry A. Mizel
Chairman of the Board



/s/  Gary Klearman
- ----------------------------
Gary Klearman
Executive Vice President
and Secretary



/s/  Gary Levine
- ----------------------------
Gary Levine
Senior Credit Officer



/s/  Kevin Ford
- ----------------------------
Kevin Ford
Vice President and
Chief Financial Officer

                                                        EXHIBIT B


                                   KEYCORP
                              127 Public Square
                          Cleveland, Ohio 44114-1306

                               January 17, 1995



Irell & Manella
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067

Dear Sirs:

        In connection with the opinion to be delivered by you pursuant to
Section 5.1(h) of the Plan of Merger dated August 31, 1994 (the "Merger Agreement"), between KeyCorp, an Ohio corporation ("KeyCorp") and OMNIBANCORP, a Colorado corporation ("OMNI"), relating to the proposed merger (the "Merger") of OMNI with and into KeyCorp, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of KeyCorp and acting as such, hereby certifies that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. Insofar as such certification pertains to any person (including OMNI) other than KeyCorp and any of its subsidiaries, the voting stock of which KeyCorp owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the time of the Merger and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

                         A.  REPRESENTATIONS OF KEYCORP

        1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and, except for the amendments relating to Sections 5.2(i) and 6.1(h) of the Merger Agreement contained in that letter agreement between KeyCorp and OMNI dated January 4, 1995, none of the material conditions therein have been waived or modified and KeyCorp has no plan or intention to waive or modify any such material conditions.


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Irell & Manella
January 17, 1995
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        2.  The ratio for the exchange of shares of common stock  of OMNI (the
"OMNI Common Stock") for common stock of KeyCorp (the "KeyCorp Common Stock") in the Merger was negotiated through arm's length bargaining, and the KeyCorp Common Stock to be exchanged in the Merger will be exchanged solely as consideration for shares of OMNI Common Stock representing control of OMNI, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

        3. KeyCorp plans to repurchase in the public market the shares to be issued in the Merger, but it has no plan or intention to redeem or otherwise reacquire any of the KeyCorp Common Stock to be issued in the Merger other than the fractional shares of such stock that KeyCorp will reacquire as part of the Merger.

        4. KeyCorp is acquiring OMNI for the purpose of continuing OMNI's historic business. KeyCorp shall either continue such business or continue to use a significant portion of OMNI's historic business assets in a business.

  5. KeyCorp has no present plan or intention to sell, distribute or otherwise dispose of or transfer any of OMNI's assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of all or part of OMNI's assets to a corporation controlled by KeyCorp.

        6. The liabilities of OMNI to be assumed by KeyCorp in the Merger and liabilities to which OMNI's assets are subject, if any, were incurred by OMNI in the ordinary course of its business.

        7. Neither KeyCorp, nor any member of a controlled group, within the meaning of Section 1563 of the Code, determined without regard to Section 1563(b)(2) of the Code ("Controlled Group"), in which KeyCorp is also a member ("KeyCorp Controlled Group Member"), owns, nor has owned within the preceding five years, directly or indirectly, any OMNI Common Stock.

        8. KeyCorp is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code, nor will KeyCorp be an investment company at the effective time of the Merger (the "Effective Time").





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Irell & Manella
January 17, 1995
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         9. KeyCorp is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        10. In connection with the Merger, no stockholder of OMNI is acting on behalf of, or as an agent for, KeyCorp or any KeyCorp Controlled Group Member.

        11. Pursuant to the Merger, OMNI will merge with and into KeyCorp and KeyCorp will acquire all of the assets and liabilities of OMNI. To the best knowledge of the management of KeyCorp, the assets transferred in the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by OMNI immediately prior to the Merger. For purposes of the preceding, the following assets will be treated as property held by OMNI immediately prior to the Merger in determining the percentage of OMNI's net and gross assets held by KeyCorp immediately following the Merger: (i) assets disposed of by OMNI (other than assets transferred from OMNI to KeyCorp in the Merger) prior to or subsequent to the Merger and in contemplation thereof or pursuant to the "plan of reorganization" within the meaning of Treas. Reg.
Section 1.368-1(c) (including without limitation any asset disposed of by OMNI, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with KeyCorp regarding the Merger (or any other form of disposition of the assets or stock of KeyCorp other than in the ordinary course of business), (ii) assets used to pay expenses incurred in connection with the Merger and to make redemption or distribution payments (except for regular, normal dividends, if any) prior to the Merger and in contemplation thereof or related thereto, and (iii) assets used to make payments to stockholders of OMNI who exercise their dissenters' rights in connection with the Merger.

        12. All shares of OMNI Common Stock owned directly or indirectly by OMNI will be canceled at the Effective Time, and no consideration will be delivered in exchange therefor. Such cancellation is solely for the purpose of avoiding the expense and inconvenience of causing KeyCorp to issue shares to OMNI.

        13. No fractional shares of KeyCorp Common Stock will be issued in the Merger. In lieu thereof, cash will be paid to





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Irell & Manella
January 17, 1995
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OMNI stockholders otherwise entitled to a fractional share of KeyCorp Common
Stock. The payment of cash in lieu of fractional shares of KeyCorp Common Stock is made solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration. The total amount of cash that any holder of OMNI Common Stock will receive in lieu of a fractional share interest will not equal or exceed the fair market value (as determined in accordance with the Merger Agreement) of one full share of KeyCorp Common Stock on the last trading day prior to the Effective Time, and the total cash consideration that will be paid in the transaction to OMNI stockholders in lieu of issuing fractional shares of KeyCorp Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the OMNI stockholders in exchange for their shares of OMNI Common Stock. The consideration for fractional shares will be paid by KeyCorp.

        14. It is the belief of management of KeyCorp that the fair market value of the KeyCorp Common Stock and other consideration received by OMNI stockholders is, in the aggregate, approximately equal to the aggregate fair market value of the OMNI Common Stock surrendered in exchange therefor, and the aggregate consideration received by OMNI stockholders in exchange for their OMNI Common Stock is approximately equal to the fair market value of all of the outstanding shares of OMNI.

        15. The KeyCorp Common Stock issued pursuant to the Merger will not be subject to any restriction, other than any restrictions imposed under any applicable securities laws.

        16. KeyCorp, OMNI and the stockholders of OMNI will each pay separately its or their own expenses incurred in connection with the Merger.

        17. One hundred percent (100%) of the outstanding shares of OMNI Common Stock immediately prior to the Merger ("Outstanding OMNI Common Stock") will be exchanged solely for KeyCorp Common Stock (except for cash in lieu of fractional shares thereof). For purposes of this representation, shares of OMNI Common Stock exchanged for cash or other property originating with KeyCorp will be treated as Outstanding OMNI Common Stock. Except as set forth in this paragraph, no consideration is being paid or received (directly or indirectly) for OMNI Common Stock other than KeyCorp Common





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Irell & Manella
January 17, 1995
Page 5



Stock.

        18. Any compensation paid to stockholders of OMNI who enter (or who have entered) into an employment, consulting or non-competition contract, if any, with KeyCorp (or any member of a Controlled Group in which KeyCorp is also a member) at any time or with OMNI after the Effective Time will be for services actually rendered or to be rendered (or compliance with restrictions on competition) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services (or compliance). None of such compensation represents consideration for the exchange of shares of OMNI Common Stock for KeyCorp Common Stock. None of the shares of KeyCorp Common Stock received by OMNI stockholders in the Merger is separate consideration for or otherwise allocable to anything other than OMNI Common Stock, such as for services or any covenant not to compete.

        19. There is no present plan or intention on the part of the stockholders of OMNI who own one percent (1%) or more of OMNI Common Stock, or, any plan or intention on the part of OMNI's stockholders (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of KeyCorp Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of Outstanding OMNI Common Stock (including shares of OMNI Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire OMNI Common Stock issued to present or former employees or directors of OMNI in the ordinary course of business (the "OMNI Options")), or (ii) more than fifty percent (50%) of the shares of KeyCorp Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of KeyCorp Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of OMNI Common Stock (or the portion thereof) (i) held by KeyCorp or a KeyCorp Controlled Group Member,
(ii) exchanged for cash in lieu of fractional shares of KeyCorp Common Stock, or (iii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding OMNI Common Stock that was exchanged for KeyCorp Common Stock in the Merger and then disposed of pursuant to a Plan.





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January 17, 1995
Page 6



        20. There is no intercorporate indebtedness existing between KeyCorp and OMNI that was issued, acquired or will be settled at a discount.

        21. The fair market value of the assets of OMNI does, and at the Effective Time will, exceed the aggregate liabilities of OMNI plus the amount of any other liabilities to which such assets are subject that are not included in the aggregate.

        22. None of the shares of KeyCorp Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the OMNI Options.

        23. The KeyCorp Rights Agreement, as amended, was adopted for the principal purpose of providing a mechanism by which KeyCorp can provide shareholders rights to purchase stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire KeyCorp. No "triggering event" has occurred, nor will occur in connection with the Merger, with respect to such rights agreement.

        24. KeyCorp hereby confirms the truth and accuracy in all material respects of each of the representations made by it in the Merger Agreement.

        25. KeyCorp is authorized to make all the representations made by them and set forth herein.

                     B.  LIMITATIONS ON OPINION:  RELIANCE

        1. KeyCorp has read and understands all the limitations and qualifications to which your opinion is subject and the items upon which you have relied.

        2. KeyCorp recognizes that your opinion will be based, in part, on the representations herein and that such opinion will not be effective if any of such representations is not accurate and complete in all material respects at all relevant times.





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January 17, 1995
Page 7

     This letter is being furnished to you solely for your benefit and for use in rendering your opinion and is not to be used, circulated, quoted or otherwise referred to for any purpose (other than inclusion in your opinion) without the express written consent of KeyCorp. All of the foregoing certifications are true to the best knowledge of the management of KeyCorp.


                                          Very truly yours,

                                          KeyCorp

                                          By: /s/ Andrew R. Tyson
                                              ___________________________
                                              Andrew R. Tyson
                                              Senior Vice President

FJL:sd

cc:  Daniel R. Stolzer, Esq.
     Robert W. Pappenheim